Exhibit 23.1

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Alpine Resources Corporation
(An Exploration Stage Company)

We consent to the use in the Registration Statement of Alpine Resources Corporation on Form SB-2 (the "Registration Statement") of our Report of Independent Registered Public Accounting Firm dated April 19, 2006, on the balance sheet of Alpine Resources Corporation as at February 29, 2006, and the related statements of operations, stockholders' deficit and cash flows for the period from March 23,2005 (inception) to February 28, 2006.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

TELFORD SADOVNICK, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

June 21, 2006

114 West Magnolia Street, Suite 423, Bellingham, Washington 98225
Telephone: (360) 392-2886       Facsimile: (360) 392-2887